ACM Research Announces Preliminary Unaudited Revenue
and Shipments for the First Quarter 2026
Coincides with Release of ACM Shanghai First Quarter 2026 Results
ACM Reaffirms 2026 Revenue Outlook

FREMONT, Calif., April 27, 2026 (GLOBE NEWSWIRE) – ACM Research, Inc. (“ACM”) (NASDAQ: ACMR), a leading supplier of wafer processing solutions for semiconductor and advanced wafer-level packaging applications, today announced expectations for preliminary unaudited revenue and total shipments for the first quarter of 2026. Today’s release coincides with the as-scheduled release of unaudited financial results by ACM Research (Shanghai), Inc., ACM’s principal operating subsidiary (“ACM Shanghai”), to the Shanghai Stock Exchange website [link to China Disclosure].

ACM will discuss its full financial results for the first quarter 2026 and its revenue outlook for the remainder of the year on its earnings call on Thursday, May 7, 2026, at 8 a.m. Eastern Time (8 p.m. China Time).

ACM announces the following:
•preliminary unaudited revenue for the first quarter of 2026 is expected to be in the range of $225 million to $230 million, which would represent year-to-year growth of 31% to 33%.
•preliminary total shipments for the first quarter of 2026 are expected to be in the range of $233 million to $238 million, which would represent year-to-year growth of 49% to 52%.
•re-affirms full year 2026 revenue outlook in the range of $1.08 billion to $1.175 billion, which would represent year-to-year growth of 20% to 30%.

Actual unaudited first quarter 2026 results are subject to the completion of ACM’s quarter end closing procedures and review by ACM’s independent registered public accounting firm.

ACM currently owns an approximately 74% equity interest in ACM Shanghai, and a substantial majority of ACM’s consolidated revenue and net income is contributed by ACM Shanghai. The stand-alone financial results of ACM Shanghai are reported in RMB as prepared in accordance with Chinese generally accepted accounting principles, and those results will differ, potentially materially, from ACM’s consolidated revenue and net profit for the period, which will reflect additional financial and operational items and will be prepared in U.S. dollars in accordance with U.S. generally accepted accounting principles.

About ACM Research, Inc.
ACM develops, manufactures and sells semiconductor process equipment spanning cleaning, electroplating, stress-free polishing, vertical furnace processes, track, PECVD, and wafer- and panel-level packaging tools, enabling advanced and semi-critical semiconductor device manufacturing. ACM is committed to delivering customized, high-performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield. For more information, visit www.acmr.com.
Forward-Looking Statements

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Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements. Forward-looking statements are based on ACM management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings ACM makes with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACM. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.
© ACM Research, Inc. The ACM Research logo is a trademark of ACM Research, Inc. For convenience, this trademark appears in this press release without a ™ symbol, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to such trademark.

For investor and media inquiries, please contact:
In the United States:    The Blueshirt Group
Steven C. Pelayo, CFA
+1 (360) 808-5154
steven@blueshirtgroup.co
In China:    The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.co

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